                                                                   EXHIBIT 21.1


                           COMMUNITY FIRST BANKSHARES, INC.

                                     SUBSIDIARIES


                                                                                OWNERSHIP
SUBSIDIARY BANK:                                  LOCATION:                     PERCENTAGE
Community First National Bank                     Fergus Falls, MN              100.000%
Community First National Bank                     Fargo, ND                     100.000%
Community First State Bank                        Vermillion, SD                100.000%
Community First National Bank                     Decorah, IA                   100.000%
Community First National Bank                     Alliance, NE                  100.000%
Community First National Bank                     Spooner, WI                   100.000%
Community First National Bank                     Ft. Morgan, CO                100.000%
Community First National Bank                     Cheyenne, WY                  100.000%
Community First National Bank                     Phoenix, AZ                   100.000%
Community First National Bank                     Salt Lake City UT             100.000%
Community First National Bank                     Las Cruces NM                 100.000%

NONBANK SUBSIDIARIES:

Community First Financial, Inc.                   Fargo, ND                     100.000%
Community First Service Corporation               Fargo, ND                     100.000%
Community Insurance, Inc.                         Fargo, ND                     100.000%
Community First Properties, Inc.                  Fargo, ND                     100.000%
CFB Capital I                                     Fargo, ND                     100.000%
CFB Capital II                                    Fargo, ND                     100.000%

SUBSIDIARIES OF SUBSIDIARIES (100% OWNED):

Community First Insurance Agencies, Inc.          Fargo,ND                      (Subsidiary of Community
                                                                                First State Bank
                                                                                [Vermillion, SD])

CFIN, Inc.                                        Las Vegas, NV                 (Subsidiary of Community
                                                                                First National Bank
                                                                                [Spooner])

Equity Lending, Inc.                              Edina, MN                     (Subsidiary of Community
                                                                                First National Bank [Fort
                                                                                Morgan, CO])

Mountain Parks Financial Services, Inc.           Denver, CO                    (Subsidiary of Community
                                                                                First National Bank [Fort
                                                                                Morgan, CO])


                                                    i



                                                                                OWNERSHIP
SUBSIDIARIES OF SUBSIDIARIES:  (CONTINUED)        LOCATION:                     PERCENTAGE
Community First Minnesota Holdings, Inc.          Georgetown, British           (Subsidiary of
                                                  Cayman Islands                Community First National
                                                                                Bank [Fergus Falls, MN])


CFIRE, Inc.                                       Fargo, ND                     (Subsidiary of Community
                                                                                First Minnesota Holdings,
                                                                                Inc.)

Community First Holdings, Inc.                    Georgetown, British           (Subsidiary of
                                                  Cayman Islands                Community First National
                                                                                Bank [Ft. Morgan, CO])

Colorado CFIRE, Inc.                              Fargo, ND                     (Subsidiary of Community
                                                                                First Holdings, Inc.)


                                                  ii